EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended July 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,277	$—	$—	$3,277
Finance revenues	—	64	(22)	42
Sales and revenues, net	3,277	64	(22)	3,319
Costs of products sold	2,876	—	—	2,876
Restructuring benefits	4	—	—	4
Impairment of property and equipment and intangible assets	—	—	—	—
Selling, general and administrative expenses	306	24	(2)	328
Engineering and product development costs	137	—	—	137
Interest expense	40	20	(1)	59
Other expense (income), net	25	(1)	(19)	5
Total costs and expenses	3,388	43	(22)	3,409
Equity in loss of non-consolidated affiliates	10	—	—	10
Income (loss) before income taxes and equity income from financial services operations	(121)	21	—	(100)
Equity income from financial services operations	13		(13)	—
Income (loss) before income taxes	(108)	21	(13)	(100)
Income tax benefit (expense)	204	(8)	—	196
Net income (loss)	96	13	(13)	96
Less: Income attributable to non-controlling interests	12	—	—	12
Net income (loss) attributable to Navistar International Corporation	$84	$13	$(13)	$84

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$9,540	$—	$—	$9,540
Finance revenues	—	199	(70)	129
Sales and revenues, net	9,540	199	(70)	9,669
Costs of products sold	8,518	—	—	8,518
Restructuring charges	24	—	—	24
Impairment of intangible assets	38	—	—	38
Selling, general and administrative expenses	1,009	63	(4)	1,068
Engineering and product development costs	408	—	—	408
Interest expense	119	67	(4)	182
Other expense (income), net	94	(6)	(62)	26
Total costs and expenses	10,210	124	(70)	10,264
Equity in loss of non-consolidated affiliates	21	—	—	21
Income (loss) before income taxes and equity income from financial services operations	(691)	75	—	(616)
Equity income from financial services operations	48		(48)	—
Income (loss) before income taxes	(643)	75	(48)	(616)
Income tax benefit (expense)	437	(27)	—	410
Net income (loss)	(206)	48	(48)	(206)
Less: Income attributable to non-controlling interests	35	—	—	35
Net income (loss) attributable to Navistar International Corporation	$(241)	$48	$(48)	$(241)

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended July 31, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,490	$—	$—	$3,490
Finance revenues	—	73	(26)	47
Sales and revenues, net	3,490	73	(26)	3,537
Costs of products sold	2,930	—	—	2,930
Restructuring charges	56	—	—	56
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	315	20	(1)	334
Engineering and product development costs	141	—	—	141
Interest expense	38	27	(3)	62
Other expense (income), net	8	(4)	(22)	(18)
Total costs and expenses	3,552	43	(26)	3,569
Equity in loss of non-consolidated affiliates	22	—	—	22
Income (loss) before income taxes and equity income from financial services operations	(84)	30	—	(54)
Equity income from financial services operations	20	—	(20)	—
Income (loss) before income taxes	(64)	30	(20)	(54)
Income tax benefit (expense)	1,473	(10)	—	1,463
Net income	1,409	20	(20)	1,409
Less: Income attributable to non-controlling interests	9	—	—	9
Net income attributable to Navistar International Corporation	$1,400	$20	$(20)	$1,400
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, the financial services operations were presented on a pre-tax equity basis. The three months ended July 31, 2011 amounts have been reclassified to conform to this presentation.

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$9,481	$—	$—	$9,481
Finance revenues	—	229	(75)	154
Sales and revenues, net	9,481	229	(75)	9,635
Costs of products sold	7,830	—	—	7,830
Restructuring charges	79	1	—	80
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	951	58	(3)	1,006
Engineering and product development costs	407	—	—	407
Interest expense	112	83	(8)	187
Other expense (income), net	40	(15)	(64)	(39)
Total costs and expenses	9,483	127	(75)	9,535
Equity in loss of non-consolidated affiliates	55	—	—	55
Income (loss) before income taxes and equity income from financial services operations	(57)	102	—	45
Equity income from financial services operations	67	—	(67)	—
Income before income taxes	10	102	(67)	45
Income tax benefit (expense)	1,493	(35)	—	1,458
Net income	1,503	67	(67)	1,503
Less: Income attributable to non-controlling interests	35	—	—	35
Net income attributable to Navistar International Corporation	$1,468	$67	$(67)	$1,468
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, the financial services operations were presented on a pre-tax equity basis. The nine months ended July 31, 2011 amounts have been reclassified to conform to this presentation.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$488	$59	$—	$547
Marketable securities	139	20	—	159
Restricted cash and cash equivalents	26	253	—	279
Finance and other receivables, net	932	2,463	(128)	3,267
Inventories	1,870	7	—	1,877
Goodwill	280	—	—	280
Property and equipment, net	1,483	163	—	1,646
Investments in and advances to financial services operations	613	—	(613)	—
Investments in non-consolidated affiliates	46	—	—	46
Deferred taxes, net	2,381	25	—	2,406
Other assets	599	37	—	636
Total assets	$8,857	$3,027	$(741)	$11,143
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,924	$20	$(128)	$1,816
Debt	2,146	2,266	—	4,412
Postretirement benefits liabilities	3,119	51	—	3,170
Other liabilities	2,026	77	—	2,103
Total liabilities	9,215	2,414	(128)	11,501
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(407)	613	(613)	(407)
Total liabilities and stockholders' equity (deficit)	$8,857	$3,027	$(741)	$11,143

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$488	$51	$—	$539
Marketable securities	698	20	—	718
Restricted cash and cash equivalents	29	298	—	327
Finance and other receivables, net	1,341	3,007	(94)	4,254
Inventories	1,704	10	—	1,714
Goodwill	319	—	—	319
Property and equipment, net	1,433	137	—	1,570
Investments in and advances to financial services operations	564	—	(564)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	2,031	26	—	2,057
Other assets	705	28	—	733
Total assets	$9,372	$3,577	$(658)	$12,291
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,194	$22	$(94)	$2,122
Debt	1,980	2,876	—	4,856
Postretirement benefits liabilities	3,262	54	—	3,316
Other liabilities	1,908	61	—	1,969
Total liabilities	9,344	3,013	(94)	12,263
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	50	—	—	50
Stockholders' equity (deficit) attributable to controlling interest	(27)	564	(564)	(27)
Total liabilities and stockholders' equity (deficit)	$9,372	$3,577	$(658)	$12,291

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2012
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$(206)	$48	$(48)	$(206)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	207	2	—	209
Depreciation of equipment leased to others	14	23	—	37
Amortization of debt issuance costs and discount	22	9	—	31
Deferred income taxes	(405)	—	—	(405)
Impairment of intangible assets	38	—	—	38
Equity in loss of non-consolidated affiliates	22	—	—	22
Equity in income of financial services affiliates	(48)	—	48	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	34	(34)	—	—
Other, net	25	590	—	615
Net cash provided by (used in) operating activities	(292)	638	—	346
Cash flows from investing activities
Purchases of marketable securities	(672)	—	—	(672)
Sales or maturities of marketable securities	1,230	—	—	1,230
Net change in restricted cash and cash equivalents	3	45	—	48
Capital expenditures	(248)	(2)	—	(250)
Purchase of equipment leased to others	(3)	(46)	—	(49)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions, net of cash received	(12)	—	—	(12)
Other investing activities	(6)	1	—	(5)
Net cash provided by (used in) investing activities	278	(2)	—	276
Net cash provide by (used in) financing activities	23	(630)	—	(607)
Effect of exchange rate changes on cash and cash equivalents	(9)	2	—	(7)
Increase in cash and cash equivalents	—	8	—	8
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$488	$59	$—	$547

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2011(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$1,503	$67	$(67)	$1,503
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	214	3	—	217
Depreciation of equipment leased to others	10	18	—	28
Amortization of debt issuance costs and discount	21	12	—	33
Deferred income taxes	(1,472)	—	—	(1,472)
Impairment of property and equipment and intangible assets	73	—	—	73
Equity in loss of non-consolidated affiliates	55	—	—	55
Equity in income of financial services affiliates	(67)	—	67	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(30)	30	—	—
Other, net	(73)	173	—	100
Net cash provided by operating activities	236	303	—	539
Cash flows from investing activities
Purchases of marketable securities	(1,109)	—	—	(1,109)
Sales or maturities of marketable securities	1,075	—	—	1,075
Net change in restricted cash and cash equivalents	2	19	—	21
Capital expenditures	(290)	(1)	—	(291)
Purchase of equipment leased to others	1	(36)	—	(35)
Other investing activities	(38)	7	—	(31)
Net cash used in investing activities	(359)	(11)	—	(370)
Net cash used in financing activities	(5)	(312)	—	(317)
Effect of exchange rate changes on cash and cash equivalents	7	—	—	7
Decrease in cash and cash equivalents	(121)	(20)	—	(141)
Cash and cash equivalents at beginning of the period	534	51	—	585
Cash and cash equivalents at end of the period	$413	$31	$—	$444
_________________

(A)
Effective with the fourth quarter of 2011, the Company presents manufacturing operations with financial services operations on an after-tax equity basis. Previously, the financial services operations were presented on a pre-tax equity basis. The nine months ended July 31, 2011 amounts have been reclassified to conform to this presentation.